Exhibit 23.1

                             GEORGE BRENNER, C.P.A.
                           A PROFESSIONAL CORPORATION
                                (Letterhead)

December 28, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re: InZon Corporation, a Nevada corporation, formerly known as "W-J International, Ltd." (the "Company")

Ladies and Gentlemen:

        We are the independent accountants for the Company and on January 11, 2005, we reported on the financial statements of the Company for the years ended September 30, 2004 and 2003.

        We have read the Company's statements included under Item 9.01 of its Form 8-K/A dated December 28, 2005, and we agree with such statements.


                              		Very truly yours,

                         		/s/ George Brenner, C.P.A.
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